Exhibit 99.1

Press Release

For More Information, Call:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER	SEPTEMBER 8, 2006
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS, INC.

ANNOUNCES APPOINTMENT OF MICHAEL R. DAWSON

ANGLETON, TX, SEPTEMBER 8, 2006 - Benchmark Electronics, Inc. (NYSE:BHE) announced today the appointment of Michael R. Dawson to the Board of Directors of the Company effective September 6, 2006 to serve as an independent director. Mr. Dawson is Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation, an offshore oil and gas drilling contractor. Previously, he served as Vice President and Controller and as Vice President and Treasurer for GlobalSantaFe. Prior to November 2001, Mr. Dawson served as Vice President, Investor Relations and Corporate Communications for Global Marine, Inc. A Certified Public Accountant, Mr. Dawson joined Global Marine in 1999 after 16 years with Union Texas Petroleum Holdings, where he served as Director of Acquisitions and Portfolio Management, Director of Investor Relations and in numerous financial management positions in the Controller’s organization. Mr. Dawson began his career at Shell Oil Company in 1975. Mr. Dawson holds a B.B.A. degree from the University of Iowa.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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